UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 11, 2006

Plains All American Pipeline, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	1-14569	76-0582150
(State or other jurisdiction of
incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street, Suite 1600, Houston, Texas 77002
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 713-646-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Purchase Agreement. On June 12, 2006, Plains All American Pipeline, L.P. (the “Partnership”) announced that it had entered into a Purchase Agreement (the “Purchase Agreement”) with LB Pacific, LP, a Delaware limited partnership (“LB Pacific”), pursuant to which the Partnership will purchase from LB Pacific (i) all of the issued and outstanding limited partner interest in Pacific Energy GP, LP, a Delaware limited partnership and the general partner of PPX (defined below) (“PPX General Partner”), (ii) the sole member interest in Pacific Energy Management LLC, a Delaware limited liability company (“General Partner Holdco”), (iii) 2,616,250 common units in Pacific Energy Partners, L.P., a Delaware limited partnership (“PPX”), and (iv) 7,848,750 subordinated units in PPX for an aggregate purchase price of $700 million in cash.

Each of the Partnership and LB Pacific has made customary representations and warranties in the Purchase Agreement. The Purchase Agreement may be terminated by LB Pacific or the Partnership upon or after termination of the Merger Agreement (defined below), and may be terminated at any time by the mutual written agreement of LB Pacific and the Partnership. In addition, the Purchase Agreement is subject to customary closing conditions, including satisfaction of all conditions specified in the Merger Agreement (defined below).

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated into this report by reference.

Merger Agreement. On June 12, 2006, the Partnership announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) with PPX, PPX General Partner, General Partner Holdco, Plains AAP, L.P., a Delaware limited partnership (“PAA General Partner”), and Plains All American GP LLC, (“GP LLC”), pursuant to which PPX will be merged into the Partnership, and all outstanding common units of PPX not purchased by the Partnership pursuant to the Purchase Agreement will be converted into common units of the Partnership based on an exchange ratio of 0.77 common units of the Partnership per common unit of PPX. The Merger Agreement was unanimously approved by GP LLC’s Board of Directors, as well as by the Board of Directors of General Partner Holdco.

Each of the Partnership and PPX has made customary representations, warranties and covenants in the Merger Agreement. In addition, the Merger Agreement contains certain termination rights for both the Partnership, on the one hand, and PPX, on the other, and further provides that, upon termination of the Merger Agreement under specified circumstances, the Partnership will be required to pay PPX a termination fee of $10 million and under other specified circumstances, the Partnership will be required to pay PPX a termination fee of $40 million. In addition, under specified circumstances, PPX will be required to pay the Partnership a termination fee of $10 million and under other specified circumstances, PPX will be required to pay the Partnership a termination fee of $40 million.

The merger is subject to customary closing conditions including, among other things, (1) approval by the affirmative vote or consent of at least a unit majority (as such term is defined in the agreement of limited partnership of PPX) of the holders of the outstanding common units and subordinated units in PPX, (2) approval by the affirmative vote or consent of at least a majority of the holders of outstanding common units in the Partnership, (3) receipt of applicable regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, the approvals of state utility commissions in California, Colorado and Wyoming, and the approvals of Canadian regulatory agencies, (4) effectiveness of a registration statement on Form S-4 with respect to the issuance of the Partnership’s common units in connection with the Merger, (5) approval for listing the common units of the Partnership to be issued in connection with the Merger on the New York Stock Exchange and (6) closing of the transactions contemplated by the Purchase Agreement.

The foregoing description of the merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.2 hereto and is incorporated into this report by reference.

Cautionary Statements

The Merger Agreement has been included to provide investors with information regarding its terms. The Merger Agreement is not intended to be a source of any other information about the parties. Other information about the Partnership will be set forth in the joint proxy statement/prospectus referred to below and in the other filings that the Partnership makes with the Securities and Exchange Commission (the “SEC”), which may be obtained in the manner set forth below.

The representations, warranties and covenants made by the parties in the Merger Agreement are qualified by information in the confidential disclosure schedules provided by the Partnership to PPX on the one hand and by PPX to the Partnership on the other hand in connection with the execution of the Merger Agreement, and are subject to important limitations agreed to by the parties to the Merger Agreement in connection with negotiating its terms. Certain representations and warranties may have been used by the parties to allocate risks among the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may be different from any particular investor’s standards of what constitutes important information. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Partnership or its affiliates. None of the representations and warranties contained in the Merger Agreement will have any legal effect among the parties to the Merger Agreement after the closing of the Merger.

Additional Information and Where to Find It

The Partnership and PPX will file a joint proxy statement/prospectus and other documents with the SEC in relation to this transaction. Investors and security holders are urged to read carefully these documents when they become available because they will contain important information regarding the Partnership, PPX and the merger. A definitive joint proxy statement/prospectus will be sent to security holders of the Partnership and PPX seeking their approval of the transactions contemplated by the merger agreement. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when it is available) and other documents containing information about the Partnership and PPX, without charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective partnerships as follows:  Information regarding the Partnership can be obtained by contacting its investor relations department at 713-646-4100 or by accessing its website at www.paalp.com, and information regarding PPX can be obtained by contacting its investor relations department at 562-728-2871 or by accessing its website at www.pacificenergy.com.

The Partnership and PPX and the officers and directors of the respective general partners of the Partnership and PPX may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in the Partnership’s and PPX’s respective Annual Reports on Form 10-K and Form 10-K/A filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus when it becomes available.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit 2.1

Purchase Agreement dated as of June 11, 2006 by and between Plains All American Pipeline, L.P. and LB Pacific, LP (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

Exhibit 2.2

Agreement and Plan of Merger dated as of June 11, 2006 by and among Plains All American Pipeline, L.P., Plains AAP, L.P., Plains All American GP LLC, Pacific Energy Partners, L.P., Pacific Energy Management LLC and Pacific Energy GP, LP (the schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	Plains AAP, L.P., its general partner

	By:	Plains All American GP LLC, its general partner

		By:	/s/ Tim Moore
		Name:	Tim Moore
		Title:	Vice President

June 12, 2006